UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

SLR Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2023, the Board of Directors (the “Board”) of SLR Investment Corp. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”), appointed Andrea C. Roberts as a Class I director effective August 28, 2023, to serve in such position until the Company’s 2025 annual meeting of stockholders. The Board, upon the recommendation of the Nominating Committee, also appointed Ms. Roberts to serve on the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating Committee, effective August 28, 2023. The Board determined that Ms. Roberts (i) is not an “interested person” of the Company under Section 2(a)(19) of the Investment Company Act of 1940, as amended, (ii) is independent for the purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended and (iii) qualifies as an “independent director” pursuant to the provisions of Rule 5605(a)(2) under the Nasdaq Listing Rules, and thus will serve as an independent director.

Ms. Roberts has extensive experience in asset-based financing in a variety of industries and differing economic markets, having arranged over $12 billion of asset-based financing over the last forty years. In 1994, Ms. Roberts co-founded Genesis Capital Corporation, where she serves as Managing Director, the head of the company’s New York and Florida offices, and is responsible for deal origination and syndication. Genesis Capital Corporation represents clients in arranging lease financing, placing secured debt, refinancing leases in the secondary market, and structuring the tax and accounting treatment of such transactions for the benefit of its clients. Since 1994, she has also served as President and sole owner of Orbis Associates, Inc., a consulting firm providing consulting services to Genesis Capital Corporation on an exclusive basis. From 1990 until 1994, Ms. Roberts served as a senior team member at Capstar Partners, a leasing boutique backed by Long Term Credit Bank of Japan, where she was primarily involved in syndicating leasing transactions of transportation and manufacturing equipment. Prior to that position, she spent ten years at Citibank, where she syndicated equity and debt financing primarily in the energy, infrastructure and manufacturing sectors. Ms. Roberts has also served as a director of Trinity Episcopal School from 2019 to 2022. Ms. Roberts holds a B.A. and M.A. in European History from the University of Pennsylvania and an M.B.A. from the Columbia Graduate School of Business.

As an independent director, Ms. Roberts will receive the same compensation as the Company’s other independent directors, as most recently described in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on September 12, 2022. Ms. Roberts: (i) was not appointed as a member of the Board pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s other directors or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with her appointment as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLR Investment Corp.

Date: August 28, 2023	By:	/s/ Shiraz Y. Kajee
Shiraz Y. Kajee
Secretary